EXHIBIT 32.2

CERTIFICATION PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CurrencySharesSM Canadian Dollar Trust (the “Trust”) on Form 10-Q for the period ended July 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joe Arruda, Chief Financial Officer of Rydex Specialized Products LLC, the Sponsor of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: September 9, 2009

/s/ Joe Arruda
Joe Arruda* Chief Financial Officer (principal financial officer)

*	The Registrant is a trust and Joe Arruda is signing in his capacity as the principal financial officer of Rydex Specialized Products LLC, the Sponsor of the Registrant.